SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 27, 1999
                                                          ------------

                          TRIANGLE IMAGING GROUP, INC.,
                          -----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              FLORIDA              2-96392-A           59-2493183
              ---------------------------------------------------
         (STATE OR OTHER         (COMMISSION         (IRS EMPLOYER
         JURISDICTION OF          FILE NUMBER)      IDENTIFICATION NO.)
           FORMATION)


         1800 NW 49TH STREET, SUITE 100, FORT LAUDERDALE, FLORIDA 33309
         --------------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 229-5100
                                                           --------------

                            -------------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)


                            -------------------------

ITEM 5.  OTHER EVENTS

         On May 27, 1999, a majority of the shareholders of Triangle Imaging Group, Inc. (the "Company') voted in favor of the following proposals at the Company's annual meeting of shareholders:

         1. The election of Harold S. Fischer, J. Alan Lindauer and Charles W. Winslow as members of the Company's Board of Directors of the Company for a one (1) year term;

         2.       The approval of the Company's 1999 Incentive Plan;

         3.       The amendment of the Company's  Articles of  Incorporation  to
                  (i) change the Company's name to "@ebs, inc.," and (ii) enable the Company's Board of Director's to establish the preferences, limitations and relative rights with respect to any class of unissued shares of capital stock.

         4. The reincorporation of the Company in the State of Delaware by means of a merger of the Company with and into a wholly-owned Delaware subsidiary; and

         5. The ratification of certain prior changes to the Company's capital structure.

         The Company anticipates filing in the near future (i) a Registration Statement on Form S-8 covering the shares of Common Stock issuable under the 1999 Incentive Plan, (ii) an amendment to the Company's Articles of
Incorporation effecting the changes described in 3 above, and (iii) a Certificate of Merger effecting the reincorporation of the Company in the State of Delaware.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                                       TRIANGLE IMAGING GROUP, INC.



                                       By: /s/ HAROLD S. FISCHER
                                           -------------------------------------
                                               Harold S. Fischer
                                               President


Dated: June 4, 1999